Exhibit 99.1


                              FOR IMMEDIATE RELEASE


Contact:
Cameron Associates, Inc.                                Tag-It Pacific, Inc.
Michael Brod                                            Colin Dyne, CEO
212-245-8800                                            818-444-4100
michael@cameronassoc.com                                cdyne@tagitpacific.com
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    TAG-IT PACIFIC SIGNS $10 MILLION SUPPLY AGREEMENT WITH LEVI STRAUSS & CO.

     LEVI STRAUSS & CO. NOMINATES TALON (R) AS AN APPROVED ZIPPER SUPPLIER.

Los Angeles, Ca. July 23, 2002--Tag-It Pacific, Inc. (AMEX: TAG). Tag-It Pacific, Inc. today announced that it has entered into a multi-year supply agreement with Levi Strauss & Co. Under the terms of the Supply Agreement entered into by Levi Strauss & Co and Tag-it, LS&CO has agreed to purchase a minimum of $10 million of various trim products, garment components and services over the next two years. Certain propriety products, equipment and know-how will be supplied to Levi Strauss & Co on an exclusive basis during this period.

Tag-It Pacific also announced that LS&CO has appointed Talon (R) as an approved zipper supplier. Talon International, a wholly owned subsidiary of Tag-It Pacific, Inc., now owns the world's oldest zipper brand, Talon (R).

Colin Dyne, C.E.O. of Tag-It Pacific commented - "We are very pleased that Levi Strauss & Co has chosen to work with Tag-It in this manner. Tag-It has built a unique and innovative high-quality package of trim and component products, which we offer to apparel brands, retailers and manufacturers in concert with our value added Managed Trim SolutionTM distribution program. This agreement is a further validation of our strategy which is focused on growth through product innovation, brand building and meeting customer needs. In addition, we are thrilled that Talon (R), the original American zipper, is once again part of the great LS&CO story. We estimate that sales to Levi Straus & Co of various trim and waistband products under the minimum guarantee and the addition of their approval of Talon (R) brand zippers will significantly increase our revenue in the near future."

     ABOUT TAG-IT PACIFIC, INC: Tag-It specializes in the distribution of a full range of trim items to manufacturers of fashion apparel, licensed consumer products, specialty retailers and mass merchandiser brands. Tag-It acts as a full service outsourced trim management department for manufacturers of fashion apparel such as Tarrant Apparel Group and Azteca Production International. The Company also serves as a specified supplier of trim items to specific brands, brand licensees and retailers, including Tommy Hilfiger, A/X Armani Exchange, Express, The Limited, A&F and Lerner, among others. Tag-It has positioned itself as a fully integrated single-source supplier of a full range of trim items for manufacturers of fashion apparel. The Company's business focuses on servicing all of the trim requirements of its customers at the manufacturing and retail brand level of the fashion apparel industry. Tag-It offers customers its MANAGED TRIM SOLUTION (R), an Internet-based, virtual trim department, covering the complete management of ordering, production, inventory management and just-in-time distribution of their trim and packaging requirements.

     ABOUT TALON INTERNATIONAL, INC: Talon, a wholly-owned subsidiary of Tag-it Pacific, distributes zippers under its Talon brand zippers to apparel brands and manufacturers such as VF Corporation, Savane International, Tropical Sportswear, Target stores and Abercrombie and Fitch, among others. In December 2001, Tag-it purchased the Talon trademark and trade names. Talon is a 100-year-old brand, which is well known for quality and product innovation. Talon was the original pioneer of the formed wire metal zipper for the jeans industry and is a specified zipper brand for manufacturers in the sportswear and outerwear markets. Talon has introduced a completely revised high quality line of zippers, broadened distribution to Asia, Mexico and central America, negotiated with new distributors and initiated a new sales and marketing effort for this brand. Talon zippers are promoted both within Tag-it Pacific trim packages, as well as a stand-alone product line.

Visit the Company's website, www.tagitpacific.com for additional information.

With the exception of the historical information, this press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may


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differ materially. Factors which could cause actual results to differ materially from these  forward-looking  statements include the unanticipated loss of one or more major  customers,  the  availability  and cost of financing,  the risk of a
softening  of  customer   acceptance  of  the  Company's   products,   risks  of
introduction by competitors of trim management systems with similar or better functionality than our Managed Trim Solution, pricing pressures and other competitive factors, potential fluctuations in quarterly operating results, our management of potential growth and the risks of expansion into new business areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether a as result of new information, future events or otherwise.


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